UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 21, 2019

GEX MANAGEMENT INC.

(Exact name of registrant as specified in its charter)

Texas	56-2428818
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

1701 W Northwest Highway, Grapevine, Texas	76051
(Address of principal executive offices)	(Zip Code)

Registrant’s Telephone Number, including area code: (877) 210-4396

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company: [X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01. Changes in Registrant’s Certifying Accountant.

Previous Independent Accountants

On March 25, 2019, the Board of Directors of GEX Management, Inc (the “Company”) approved the engagement of AJSH &Co LLP (“AJSH”) as the Company’s new independent registered public accounting firm for the year ending December 31, 2018. In connection with the selection of AJSH, the Audit Committee dismissed Heaton & Company, PLLC, dba Pinnacle Accountancy Group of Utah (“Heaton”) as the Company’s independent registered public accounting firm, as reported in the Company’s Form 8-K filed with the SEC on March 27, 2019.

The Company filed its annual report on Form 10-K for the year-ended December 31, 2018 with the SEC on April 15, 2019 that contained the Report Of Independent Registered Public Accounting Firm of AJSH dated April 12, 2019 (the “AJSH Audit Report”), which contained the following disclaimer statement: “The Company was unable to provide us all required information in time till the due date for its annual filing which left us unable to complete our audit procedures and form an opinion on its financial statements. Further, the financial statements of the Company as of December 31, 2017 were audited by other independent auditors. Those independent auditors expressed an unqualified opinion on the financial statements referred to in their report dated April 6, 2018.”

Since April 12, 2019, AJSH has been either unable or unwilling to issue an unqualified audit report or any report whatsoever. As a result, the Company determined to dismiss AJSH as its independent accounting firm on August 21, 2019. The Company has been informed by AJSH that it would not issue a letter to the Securities and Exchange Commission (“SEC”) whether there have been any disagreements between AJSH and the Company on any matters including accounting principles or practices, financial statement disclosures, and/or audit scope or procedure, notwithstanding the Company’s request for such a letter.

The Company has provided AJSH with a copy of the disclosure made in response to this Item 4.01 and have requested that that AJSH provide a letter addressed to the SEC confirming their agreement with the disclosure contained herein. To date, the Company has not received any letter from AJSH addressed to the SEC in response to the Company’s request.

New Independent Accountants

On August 21, 2019, the Company’s Board of Directors approved the engagement of Slack & Co. CPAS (“Slack & Co.”) as the Company’s new independent registered public accounting firm for the year ending December 31, 2018 and review the interim quarterly financial statements for the periods ended March 31, 2019 and June 30, 2019.

During the years ended December 31, 2017 and 2016, and the subsequent interim period through September 30, 2018, neither the Company nor anyone on its behalf has consulted Slack and Co. with respect to either (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s consolidated financial statements or the effectiveness of internal control over financial reporting, where either a written report or oral advice was provided to the Company that Slack & Co. concluded was an important factor considered by the Company in reaching a decision as to any accounting, auditing or financial reporting issue; or (ii) any matter that was either the subject of a disagreement (as defined in Item 304(a)(1)(iv) of Regulation S-K and related instructions) or a reportable event (as defined in Item 304(a)(1)(v) of Regulation S-K).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: August 26, 2019	GEX Management, Inc

	By:	/s/ Srikumar Vanamali
Srikumar Vanamali
Executive Director/Interim Chief Executive Officer